                              --------------------------------------------------
PROXY PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                              --------------------------------------------------


                         [THE SOMERSET GROUP, INC. LOGO]
                          135 North Pennsylvania Street
                           Indianapolis, Indiana 46204

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                     OF DIRECTORS FOR THE SPECIAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON AUGUST , 2000

     The undersigned hereby appoints Joseph M. Richter and Sharon J. Sanford, and each of them, attorneys-in-fact and proxies, with full power of substitution, to attend the Special Meeting of Shareholders to be held on
August   , 2000 at 9:00 a.m. E.S.T., and at any adjournments or postponements of the Special Meeting, and to vote as specified below all shares of the Common Stock of The Somerset Group, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting.

1. Proposal to approve the merger of The Somerset Group, Inc. with and into First Indiana Corporation, an Indiana corporation of which Somerset owns approximately 22% of the outstanding common stock, and to approve the Agreement and Plan of Reorganization by and between First Indiana and Somerset dated as of April 19, 2000 (a copy of which is attached as Annex A to the proxy statement and prospectus for the Special Meeting.

     / / FOR             / / AGAINST              / / ABSTAIN

2. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
  BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
                             VOTED FOR PROPOSAL 1.

                         THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT.

                         Signature(s)
                                     -------------------------------------------

                                     -------------------------------------------

                                     Please sign exactly as your name appears.
                                     Joint owners should each sign personally.
                                     Where applicable, indicate your official position or representative capacity.

                                          Dated                           , 2000
                                               ---------------------------

[NAME/ADDRESS]

                                 REVOCABLE PROXY